Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2017 Fiscal Second Quarter Results

Raises Annual Guidance for Earnings per Share, Operating Margin and Adjusted Free Cash Flow

BEDFORD, MA, June 28, 2017 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced results for its fiscal second quarter ended May 31, 2017.

Revenue was $93.2 million during the quarter compared to $96.1 million in the same quarter last year, a year-over-year decrease of 3% on an actual currency basis and 2% on a constant currency basis. On a non-GAAP basis, revenue was $93.4 million during the quarter compared to $96.7 million in the same quarter last year, a decrease of 3% on an actual currency basis and 2% on a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal second quarter of 2017:

•	Revenue was $93.2 million compared to $96.1 million in the same quarter in fiscal year 2016;

•	Income from operations was $20.3 million compared to $12.3 million in the same quarter last year;

•	Net income was $10.3 million compared to $7.3 million in the same quarter last year;

•	Diluted earnings per share was $0.21 compared to $0.14 in the same quarter last year; and

•	Cash from operations was $22.4 million compared to $26.8 million in the same quarter last year.

On a non-GAAP basis in the fiscal second quarter of 2017:

•	Revenue was $93.4 million compared to $96.7 million in the same quarter last year;

•	Income from operations was $32.6 million compared to $27.0 million in the same quarter last year;

•	Operating margin was 35% compared to 28% in the same quarter last year;

•	Net income was $20.5 million compared to $16.4 million in the same quarter last year;

•	Diluted earnings per share was $0.42 compared to $0.33 in the same quarter last year; and

•	Adjusted free cash flow was $27.9 million compared to $26.4 million in the same quarter last year.

“I’m pleased that our Q2 revenue and earnings per share were above our expectations, and we continued to strengthen our core businesses with several key product releases during the quarter”, said Yogesh Gupta, CEO at Progress.  “And I’m excited about our future prospects as we focus on the very large and growing market opportunity for development platforms.  Our recent acquisition of Kinvey, the top-ranked leader in “The Forrester Wave” for Mobile Development Platforms, combined with our unique mobile and web development tools, machine learning capabilities, and unmatched data connectivity products, offer the best-of-breed product portfolio for building and running modern mission-critical business applications.”

Paul Jalbert, CFO at Progress, said: “The financial performance of our core business in the first-half, coupled with our continued strong cash flow generation, has enabled us to meaningfully raise our annual guidance for earnings per share, operating margin and free cash flow.  We remain confident in our strategy and financial strength, and look forward to a solid second-half of the year.”

Other fiscal second quarter 2017 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $245.1 million at the end of the quarter;

•	DSO was 42 days, compared to 45 days in the fiscal second quarter of 2016;

•
Under the previously announced authorization by the Board of Directors to repurchase up to $200 million of shares of common stock, Progress repurchased 0.2 million shares for $6.9 million during the fiscal second quarter of 2017. As of May 31, 2017, there was $110.4 million remaining under this authorization; and

•
On June 21, 2017, our Board of Directors declared a quarterly dividend of $0.125 per share of common stock that will be paid on September 15, 2017 to shareholders of record as of the close of business on September 1, 2017.

Business Outlook

Progress provides the following updated guidance for the fiscal year ending November 30, 2017 and the third fiscal quarter ending August 31, 2017:

(In millions, except percentages and per share amounts)	FY 2017 GAAP	FY 2017 Non-GAAP	Q3 2017 GAAP	Q3 2017 Non-GAAP
Revenue	$390 - $395	$391 - $396	$93 - $96	$93 - $96
Diluted earnings per share	$0.66 - $0.73	$1.73 - $1.78	$0.17 - $0.19	$0.41 - $0.43
Operating margin	16% - 17%	33% - 34%	*	*
Adjusted free cash flow	$86 - $91	$100 - $105	*	*
Effective tax rate	43%	33%	*	*
*We do not provide guidance for this financial measure.

Progress' fiscal 2017 financial guidance is based on current exchange rates. The negative currency translation impact on Progress' fiscal year 2017 business outlook compared to 2016 exchange rates is approximately $2.0 million on non-GAAP revenue and $0.02 on non-GAAP earnings per share. The negative currency translation impact on Progress' fiscal Q3 2017 business outlook compared to 2016 exchange rates on both non-GAAP revenue and non-GAAP earnings per share is not meaningful. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal second quarter of 2017 will be broadcast live at 5:00 p.m. ET on Wednesday, June 28, 2017 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-340-7912, pass code 2708560. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik AD ("Telerik") that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. We acquired Telerik on December 2, 2014. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we (and Telerik) have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•
Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above. In addition, during the fiscal second quarter of 2016, we adjusted our income tax provision to remove from non-GAAP income the positive impact of an out-of-period adjustment recorded to the income tax provision.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying mission-critical business applications. Progress empowers enterprises and ISVs to build and deliver cognitive-first applications, that harness big data to derive business insights and competitive advantage. Progress offers leading technologies for easily building powerful user interfaces across any type of device, a reliable, scalable and secure backend platform to deploy modern applications, leading data connectivity to all sources, and award-winning predictive analytics that brings the power of machine learning to any organization. Over 1,700 independent software vendors, 80,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2017	May 31, 2016	% Change	May 31, 2017	May 31, 2016	% Change
Revenue:
Software licenses	$25,592	$28,787	(11)%	$49,914	$52,742	(5)%
Maintenance and services	67,621	67,331	—%	134,269	132,857	1%
Total revenue	93,213	96,118	(3)%	184,183	185,599	(1)%
Costs of revenue:
Cost of software licenses	1,422	1,233	15%	3,010	2,715	11%
Cost of maintenance and services	11,262	11,063	2%	21,754	21,392	2%
Amortization of acquired intangibles	4,683	3,939	19%	8,361	7,878	6%
Total costs of revenue	17,367	16,235	7%	33,125	31,985	4%
Gross profit	75,846	79,883	(5)%	151,058	153,614	(2)%
Operating expenses:
Sales and marketing	21,236	29,138	(27)%	46,957	58,796	(20)%
Product development	18,791	22,297	(16)%	36,125	44,094	(18)%
General and administrative	11,606	12,264	(5)%	22,174	24,644	(10)%
Amortization of acquired intangibles	3,223	3,185	1%	6,402	6,370	1%
Restructuring expenses	662	331	100%	17,801	265	6,617%
Acquisition-related expenses	44	324	(86)%	93	396	(77)%
Total operating expenses	55,562	67,539	(18)%	129,552	134,565	(4)%
Income from operations	20,284	12,344	64%	21,506	19,049	13%
Other (expense) income, net	(1,552)	(1,361)	(14)%	(2,899)	(3,186)	9%
Income before income taxes	18,732	10,983	71%	18,607	15,863	17%
Provision for income taxes	8,391	3,708	126%	8,791	5,372	64%
Net income	$10,341	$7,275	42%	$9,816	$10,491	(6)%

Earnings per share:
Basic	$0.21	$0.15	40%	$0.20	$0.21	(5)%
Diluted	$0.21	$0.14	50%	$0.20	$0.21	(5)%
Weighted average shares outstanding:
Basic	48,221	49,873	(3)%	48,477	50,341	(4)%
Diluted	48,490	50,354	(4)%	48,762	50,897	(4)%

Cash dividends declared per common share	$0.125	$—	100%	$0.250	$—	100%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	May 31, 2017	November 30, 2016
Assets
Current assets:
Cash, cash equivalents and short-term investments	$245,082	$249,754
Accounts receivable, net	43,894	65,678
Other current assets	22,332	20,621
Total current assets	311,308	336,053
Property and equipment, net	44,863	50,105
Goodwill and intangible assets, net	377,562	358,894
Other assets	3,331	9,775
Total assets	$737,064	$754,827
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$62,345	$59,778
Current portion of long-term debt	14,643	15,000
Short-term deferred revenue	133,254	128,960
Total current liabilities	210,242	203,738
Long-term deferred revenue	8,820	8,801
Long-term debt	111,964	120,000
Other long-term liabilities	13,202	15,659
Shareholders’ equity:
Common stock and additional paid-in capital	242,331	239,496
Retained earnings	150,505	167,133
Total shareholders’ equity	392,836	406,629
Total liabilities and shareholders’ equity	$737,064	$754,827

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Cash flows from operating activities:
Net income	$10,341	$7,275	$9,816	$10,491
Depreciation and amortization	10,490	9,969	19,848	19,909
Stock-based compensation	3,633	6,293	5,263	13,231
Other non-cash adjustments	444	1,691	4,571	977
Changes in operating assets and liabilities	(2,479)	1,532	20,231	4,654
Net cash flows from operating activities	22,429	26,760	59,729	49,262
Capital expenditures	(140)	(1,204)	(523)	(2,617)
Repurchases of common stock, net of issuances	(7,503)	(47,137)	(19,923)	(52,509)
Dividend payments to shareholders	(6,044)	—	(12,116)	—
Payments for acquisitions	(28,270)	—	(28,270)	—
Payment of long-term debt	(3,750)	(1,875)	(7,500)	(5,625)
Other	4,168	1,074	3,931	(681)
Net change in cash, cash equivalents and short-term investments	(19,110)	(22,382)	(4,672)	(12,170)
Cash, cash equivalents and short-term investments, beginning of period	264,192	251,491	249,754	241,279
Cash, cash equivalents and short-term investments, end of period	$245,082	$229,109	$245,082	$229,109

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended			Six Months Ended
(In thousands)	May 31, 2017	May 31, 2016	% Change	May 31, 2017	May 31, 2016	% Change
Segment revenue:
OpenEdge	$65,890	$66,928	(2)%	$130,398	$131,061	(1)%
Data Connectivity and Integration	7,096	10,005	(29)%	13,924	16,601	(16)%
Application Development and Deployment	20,227	19,185	5%	39,861	37,937	5%
Total revenue	93,213	96,118	(3)%	184,183	185,599	(1)%
Segment costs of revenue and operating expenses:
OpenEdge	16,287	17,296	(6)%	34,164	35,360	(3)%
Data Connectivity and Integration	2,069	3,134	(34)%	4,331	6,035	(28)%
Application Development and Deployment	5,991	9,724	(38)%	13,527	18,535	(27)%
Total costs of revenue and operating expenses	24,347	30,154	(19)%	52,022	59,930	(13)%
Segment contribution:
OpenEdge	49,603	49,632	—%	96,234	95,701	1%
Data Connectivity and Integration	5,027	6,871	(27)%	9,593	10,566	(9)%
Application Development and Deployment	14,236	9,461	50%	26,334	19,402	36%
Total contribution	68,866	65,964	4%	132,161	125,669	5%
Other unallocated expenses (1)	48,582	53,620	(9)%	110,655	106,620	4%
Income from operations	20,284	12,344	64%	21,506	19,049	13%
Other (expense) income, net	(1,552)	(1,361)	(14)%	(2,899)	(3,186)	9%
Income before provision for income taxes	$18,732	$10,983	71%	$18,607	$15,863	17%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
License	$28,787	$33,624	$48,497	$24,322	$25,592
Maintenance	59,485	60,368	60,188	59,138	59,898
Services	7,846	8,026	9,039	7,510	7,723
Total revenue	$96,118	$102,018	$117,724	$90,970	$93,213

Revenue by Region

(In thousands)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
North America	$53,392	$58,275	$68,471	$50,305	$51,430
EMEA	31,577	32,719	35,301	29,844	30,646
Latin America	4,389	4,667	8,407	5,023	5,637
Asia Pacific	6,760	6,357	5,545	5,798	5,500
Total revenue	$96,118	$102,018	$117,724	$90,970	$93,213

Revenue by Segment

(In thousands)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
OpenEdge	$66,928	$67,534	$77,672	$64,508	$65,890
Data Connectivity and Integration	10,005	14,251	17,157	6,828	7,096
Application Development and Deployment	19,185	20,233	22,895	19,634	20,227
Total revenue	$96,118	$102,018	$117,724	$90,970	$93,213

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - QTD

	Three Months Ended				% Change
(In thousands, except per share data)	May 31, 2017		May 31, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$93,213		$96,118
Acquisition-related revenue (1)	214		564
Non-GAAP revenue	$93,427	100%	$96,682	100%	(3)%

Adjusted gross margin:
GAAP gross margin	$75,846	81%	$79,883	83%
Amortization of acquired intangibles	4,683	6%	3,939	4%
Stock-based compensation (2)	294	—%	180	—%
Acquisition-related revenue (1)	214	—%	564	—%
Non-GAAP gross margin	$81,037	87%	$84,566	87%	(4)%

Adjusted operating expenses:
GAAP operating expenses	$55,562	60%	$67,539	70%
Amortization of acquired intangibles	(3,223)	(3)%	(3,185)	(3)%
Restructuring expenses and other	(498)	(1)%	(331)	—%
Acquisition-related expenses	(44)	—%	(324)	—%
Stock-based compensation (2)	(3,339)	(4)%	(6,113)	(7)%
Non-GAAP operating expenses	$48,458	52%	$57,586	60%	(16)%

Adjusted income from operations:
GAAP operating income	$20,284	22%	$12,344	13%
Amortization of acquired intangibles	7,906	8%	7,124	7%
Restructuring expenses and other	498	1%	331	—%
Stock-based compensation (2)	3,633	4%	6,293	7%
Acquisition-related	258	—%	888	1%
Non-GAAP income from operations	$32,579	35%	$26,980	28%	21%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.21		$0.14
Amortization of acquired intangibles	0.16		0.14
Restructuring expenses and other	0.01		0.01
Stock-based compensation (2)	0.07		0.13
Acquisition-related	0.01		0.02
Provision for income taxes	(0.04)		(0.11)
Non-GAAP diluted earnings per share	$0.42		$0.33		27%

Non-GAAP weighted avg shares outstanding - diluted	48,490		50,354		(4)%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$294		$180
Sales and marketing	200		962
Product development	1,158		2,397
General and administrative	1,981		2,754
Operating Expenses	3,339		6,113
Total	$3,633		$6,293

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YTD

	Six Months Ended				% Change
(In thousands, except per share data)	May 31, 2017		May 31, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$184,183		$185,599
Acquisition-related revenue (1)	446		1,321
Non-GAAP revenue	$184,629	100%	$186,920	100%	(1)%

Adjusted gross margin:
GAAP gross margin	$151,058	82%	$153,614	83%
Amortization of acquired intangibles	8,361	5%	7,878	4%
Stock-based compensation (2)	551	—%	376	—%
Acquisition-related revenue (1)	446	—%	1,321	—%
Non-GAAP gross margin	$160,416	87%	$163,189	87%	(2)%

Adjusted operating expenses:
GAAP operating expenses	$129,552	70%	$134,565	72%
Amortization of acquired intangibles	(6,402)	(3)%	(6,370)	(4)%
Restructuring expenses and other	(17,637)	(10)%	(265)	—%
Acquisition-related expenses	(93)	—%	(396)	—%
Stock-based compensation (2)	(4,712)	(2)%	(12,855)	(7)%
Non-GAAP operating expenses	$100,708	55%	$114,679	61%	(12)%

Adjusted income from operations:
GAAP operating income	$21,506	12%	$19,049	10%
Amortization of acquired intangibles	14,763	8%	14,248	8%
Restructuring expenses and other	17,637	9%	265	—%
Stock-based compensation (2)	5,263	3%	13,231	7%
Acquisition-related	539	—%	1,717	1%
Non-GAAP income from operations	$59,708	32%	$48,510	26%	23%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.20		$0.21
Amortization of acquired intangibles	0.30		0.28
Restructuring expenses and other	0.36		—
Stock-based compensation (2)	0.11		0.26
Acquisition-related	0.01		0.03
Provision for income taxes	(0.21)		(0.19)
Non-GAAP diluted earnings per share	$0.77		$0.59		31%

Non-GAAP weighted avg shares outstanding - diluted	48,762		50,897		(4)%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$551		$376
Sales and marketing	563		2,041
Product development	1,054		5,077
General and administrative	3,095		5,737
Operating Expenses	4,712		12,855
Total	$5,263		$13,231

OTHER NON-GAAP FINANCIAL MEASURES - QTD

Revenue by Type

(In thousands)	Q2 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$25,592	$47	$25,639
Maintenance	59,898	167	60,065
Services	7,723	—	7,723
Total revenue	$93,213	$214	$93,427

Revenue by Region

(In thousands)	Q2 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$51,430	$214	$51,644
EMEA	30,646	—	30,646
Latin America	5,637	—	5,637
Asia Pacific	5,500	—	5,500
Total revenue	$93,213	$214	$93,427

Revenue by Segment

(In thousands)	Q2 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$65,890	$—	$65,890
Data Connectivity and Integration	7,096	—	7,096
Application Development and Deployment	20,227	214	20,441
Total revenue	$93,213	$214	$93,427

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	Q2 2017	Q2 2016	% Change
Cash flows from operations	$22,429	$26,760	(16)%
Purchases of property and equipment	(140)	(1,204)	(88)%
Free cash flow	22,289	25,556	(13)%
Add back: restructuring payments	5,566	891	525%
Adjusted free cash flow	$27,855	$26,447	5%

OTHER NON-GAAP FINANCIAL MEASURES - YTD

Revenue by Type

(In thousands)	YTD 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$49,914	$99	$50,013
Maintenance	119,036	347	119,383
Services	15,233	—	15,233
Total revenue	$184,183	$446	$184,629

Revenue by Region

(In thousands)	YTD 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$101,735	$446	$102,181
EMEA	60,490	—	60,490
Latin America	10,660	—	10,660
Asia Pacific	11,298	—	11,298
Total revenue	$184,183	$446	$184,629

Revenue by Segment

(In thousands)	YTD 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$130,398	$—	$130,398
Data Connectivity and Integration	13,924	—	13,924
Application Development and Deployment	39,861	446	40,307
Total revenue	$184,183	$446	$184,629

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	YTD 2017	YTD Q2 2016	% Change
Cash flows from operations	$59,729	$49,262	21%
Purchases of property and equipment	(523)	(2,617)	(80)%
Free cash flow	59,206	46,645	27%
Add back: restructuring payments	11,630	2,483	368%
Adjusted free cash flow	$70,836	$49,128	44%

Non-GAAP Bookings from Application Development and Deployment Segment

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
GAAP revenue	$18,752	$19,185	$20,233	$22,895	$81,065	$19,634	$20,226
Add: change in deferred revenue
Beginning balance	49,252	49,237	51,693	51,736	49,252	52,971	51,298
Ending balance	49,237	51,693	51,736	52,971	52,971	51,298	52,400
Change in deferred revenue	(15)	2,456	43	1,235	3,719	(1,673)	1,102
Non-GAAP bookings	$18,737	$21,641	$20,276	$24,130	$84,784	$17,961	$21,328

SaaS Revenue (Hosted Services) from Application Development and Deployment Segment

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
SaaS Revenue - Application Development and Deployment	$1,071	$1,079	$1,160	$1,163	$4,473	$963	$854

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited)

Fiscal Year 2017 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2016	November 30, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$405.3	$390.0	(4)%	$395.0	(3)%
Acquisition-related adjustments - revenue (1)	2.1	1.0	(52)%	1.0	(52)%
Non-GAAP revenue	$407.4	$391.0	(4)%	$396.0	(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2017 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2017
(In millions)	Low	High
GAAP income from operations	$61.9	$68.4
GAAP operating margins	16%	17%
Acquisition-related revenue	1.0	1.0
Acquisition-related expense	0.1	0.1
Stock-based compensation	15.0	15.0
Restructuring expense and other	20.0	18.0
Amortization of intangibles	32.9	32.9
Total adjustments	69.0	67.0
Non-GAAP income from operations	$130.9	$135.4
Non-GAAP operating margin	33%	34%

Fiscal Year 2017 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2017
(In millions, except per share data)	Low	High
GAAP net income	$32.1	$35.8
Adjustments (from previous table)	69.0	67.0
Income tax adjustment (2)	(17.1)	(15.8)
Non-GAAP net income	$84.0	$87.0

GAAP diluted earnings per share	$0.66	$0.73
Non-GAAP diluted earnings per share	$1.73	$1.78

Diluted weighted average shares outstanding	48.6	48.8

(2) Tax adjustment is based on a non-GAAP effective tax rate of 33% for Low and High, calculated as follows:
Non-GAAP income from operations	$130.9	$135.4
Other (expense) income, net	(5.6)	(5.6)
Non-GAAP income from continuing operations before income taxes	125.3	129.8
Non-GAAP net income	84.0	87.0
Tax provision	$41.3	$42.8
Non-GAAP tax rate	33%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2017 GUIDANCE
(Unaudited)

Q3 2017 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	August 31, 2016	August 31, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$102.0	$92.6	(9)%	$95.6	(6)%
Acquisition-related adjustments - revenue (1)	0.4	0.4	—%	0.4	—%
Non-GAAP revenue	$102.4	$93.0	(9)%	$96.0	(6)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q3 2017 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2017
	Low	High
GAAP diluted earnings per share	$0.17	$0.19
Acquisition-related revenue	0.01	0.01
Stock-based compensation	0.10	0.10
Amortization of intangibles	0.19	0.19
Total adjustments	0.30	0.30
Income tax adjustment	$(0.06)	$(0.06)
Non-GAAP diluted earnings per share	$0.41	$0.43